May 19, 2008
Reporters May Contact:
Kelly Polonus, Great Southern Bank, (417) 895-5242 kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Files March 31, 2008, Quarterly Report on Form 10-Q
First Quarter Financial Statements Reflect Provision and Charge-off
Related to Arkansas-based Holding Company Relationship

Springfield, Mo. - Great Southern Bancorp, Inc. (NASDAQ:GSBC), today filed its March 31, 2008, Quarterly Report on Form 10-Q. The first quarter financial statements reflect a provision expense and related charge-off of $35 million, equal to $1.70 per share (after tax), related to a $30 million stock loan to an Arkansas-based bank holding company (ABHC) and the under-collateralized portion of other associated loans totaling $5 million, as reported by the Company in a Current Report on Form 8-K filed on May 12, 2008. This charge-off resulted from the appointment of the FDIC as Receiver for ABHC's subsidiary bank by the OCC on May 9, 2008, and the closing of this bank by the FDIC on that same day.

Because of the timing of the regulators' actions on May 9, 2008, and the fact that the Company had not filed its March 31, 2008 Quarterly Report on Form 10-Q as of May 9, 2008, the Company determined that this charge-off should be reflected in the March 31, 2008 quarter. Consequently, the previous first quarter earnings release furnished under a Current Report on Form 8-K on April 17, 2008, should no longer be relied upon for first quarter financial results, and investors should instead refer to the Company's Form 10-Q for the first quarter filed today.

As of March 31, 2008, the Company and the Bank remained "well-capitalized" as defined by the Federal banking agencies' capital-related regulations. Additional information related to the ABHC credit and other associated loans can be found in the Company's Annual Report on Form 10-K filed on March 17, 2008, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed today.

With total assets of $2.5 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., Great Southern operates 39 retail banking centers and 170 ATMs throughout southwest, west and central Missouri. The company also serves lending needs through loan production offices in Overland Park, Kan., Rogers, Ark., Columbia, Mo., and St. Louis. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.greatsouthernbank.com

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Forward-Looking Statements

When used in future filings by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result" "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company's ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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